UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  June 29, 2005

(Date of earliest event reported)

Transaction Systems Architects, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 South 108th Avenue
Omaha, Nebraska  68154

(Address of principal executive offices, including zip code)

(402) 334-5101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Assets Purchase Agreement

On June 29, 2005, Transaction Systems Architects, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with S2 Systems, Inc. (“Seller”).  Under the terms of the Agreement, the Company will purchase substantially all of the assets of Seller and its subsidiaries for a purchase price of $35 million, as adjusted based on closing working capital, plus specifically assumed liabilities.  In addition, the Company will pay Seller an earn out amount over three years based on collected license fee revenues for three specified projects.

The Company and Seller each made customary representations, warranties and covenants in the Agreement, including, among others, covenants by Seller to use, and cause its subsidiaries to use, commercially reasonable efforts to preserve intact the business and to take, and cause its subsidiaries to take, certain actions relating to taxes and the consents and permits required to consummate the transaction, to maintain the third-party relationships of the business and to refrain from non-ordinary course transactions during the period before consummation of the transaction.

Consummation of the transaction is subject to customary conditions, including that all certain identified consents have been obtained, that no material adverse effect has occurred and that new leases covering certain of Seller’s properties have been executed.  In addition, certain directors and executives of Seller will be required to enter into non-competition agreements.  The parties have agreed to enter into a transition services agreement under which Seller will provide selected services to the Company for a limited period after closing.  Finally, the parties have also agreed to enter into a customer services agreement under which certain customer contracts will continue to be held by Seller for a limited time period, although the Company will receive the economic benefits and perform Seller’s obligations under such contracts.

The parties have also agreed to establish an escrow arrangement pursuant to which $8 million of the purchase price will be held as security for Seller’s indemnity obligations under the Agreement.  Up to $3 million of the escrow funds also provide security for Seller’s obligation to reimburse the Company for excess completion costs, if any, associated with a number of customer projects.  Any escrow funds not paid out to the Company to satisfy indemnity claims or cost reimbursement will ultimately be released to Seller.  Portions of the escrow funds, less pending claims, are to be released to Seller at various intervals over a three year period.  Finally, payments under the earn out may also be set off by the Company to the extent that any indemnification claim exceeds the amount of escrow funds then available.

The Agreement contains termination rights for both the Company and Seller including a provision allowing either party to terminate the Agreement if the transaction has not been consummated by September 30, 2005.

The description of the Agreement above does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

Exhibit Number
2.1

Asset Purchase Agreement by and between S2 Systems, Inc. and Transaction Systems Architects, Inc. dated as of June 29, 2005 (excluding exhibits and schedules, which the Company agrees to furnish supplementally to the Commission upon request).

99.1	Copy of Press Release, dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

Date: July 1, 2005	By:	/s/ Dennis Byrnes

Dennis Byrnes
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number

2.1	Asset Purchase Agreement by and between S2 Systems, Inc. and Transaction Systems Architects, Inc. dated as of June 29, 2005

99.1	Copy of Press Release, dated June 29, 2005.